Exhibit 10.3

State Bancorp, Inc.
EXHIBIT A
Voluntary Exit Window Program

ELECTION FORM

INSTRUCTIONS

PLEASE CAREFULLY READ THE MEMORANDUM DATED MARCH 30, 2007 THAT DESCRIBES THE TERMS OF THE VOLUNTARY EXIT WINDOW PROGRAM.   PLEASE COMPLETE THIS FORM, SIGN AND DATE IT AND RETURN IT TO MARY E. DURKIN TO INFORM US OF YOUR DECISION WHETHER TO PARTICIPATE.  PLEASE RETURN THE COMPLETED AND SIGNED FORM NO LATER THAN MAY 31, 2007.

I have received and read the Memorandum dated March 30, 2007 regarding the Voluntary Exit Window Program.  I understand that I am eligible to participate in this Program and understand the benefits available to me if I elect to participate.  I make the following election [check one box]:

[X]
YES.  I elect to participate in the Voluntary Exit Window Program and voluntarily terminate my employment at the close of business on June 29, 2007.  I understand that the following actions are needed to perfect my participation:

1.           I have signed and attach to this Election Form my Employment TerminationAgreement.

2.           I understand that I must sign and deliver the Release attached to the Memorandum asExhibit C on June 29, 2007.

3.           I understand that I must allow the Release to become irrevocable.

□	NO. I elect not to participate in the Voluntary Exit Window Program.
I acknowledge that (a) the election to terminate my employment that I have made above is a voluntary decision on my part; (b) I may not change my election once have I filed this Form and the Employment Termination Agreement; and (c) I have been advised to consult an attorney before signing the Employment Termination Agreement and Release.

/s/ Daniel T. Rowe                                                                                                                     5/31/07
Your Signature                                                                                                                           Date

Daniel T. Rowe
Print Your Name

EXHIBIT B

EMPLOYMENT TERMINATION AGREEMENT

This EMPLOYMENT TERMINATION AGREEMENT (hereinafter referred to as the “Agreement”) is made and entered into by and between Daniel T. Rowe (referred to below as “You”) and State Bank of Long Island (referred to below as the “Company”).

PRELIMINARY STATEMENT

You are being offered the chance to participate in a voluntary exit window program.  If You choose to participate by signing and returning this Agreement on or before May 31, 2007, and by signing and returning the attached Release on June 29, 2007, You will receive severance benefits under Section 4 of this Agreement.  This Agreement was given to You on or before April 2, 2007 (the “Date of Receipt”).  This Agreement will be of no force or effect unless it is properly signed and returned to the Company no later than May 31, 2007.

YOU SHOULD THOROUGHLY REVIEW AND UNDERSTAND THE TERMS, CONDITIONS AND EFFECT OF THIS AGREEMENT.  YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY BEFORE YOU SIGN.

AGREEMENT

1.  Your employment with the Company shall cease effective at the close of business on June 29, 2007 (“Termination Date”).  From and after the Termination Date, You shall have no authority to sign documents or otherwise act on the Company's behalf.  You shall promptly return to the Company all property of the Company (including but not limited to documents, records, laptop computers, building passes, telephone and other credit cards, computer network access cards) and, upon request, will certify in writing that all such property has been returned or, in the case of documents, records, computer files, and like items, all copies thereof in Your possession have been destroyed.  Your compensation and fringe benefits as an employee will continue through the Termination Date in accordance with the Company's customary practices.  By signing this Agreement, You tender your resignation, effective as of the Termination Date, from any and all positions that You hold as a director (other than as a director of State Bancorp, Inc. or State Bank of Long Island, if applicable), officer, employee, representative or agent of the Company and any and all of its direct and indirect subsidiaries and affiliates.

2.  Following the termination of Your employment, You will receive the compensation and benefits to which You may be entitled as a former employee of the Company under its various employee benefit plans and programs.

3.  Following the termination of Your employment, provided that you properly sign and return the Release attached hereto as Exhibit C (the “Release”) on the Termination Date and allow the Release to become irrevocable, You will receive:

(a)           Cash Incentive Payment.  A lump sum payment in the amount of Two Hundred Thousand Two Hundred and Fifty Dollars($200,250.00), payable on July 12, 2007, plus One Hundred and Twenty Thousand Dollars ($120,000.00) to be credited to an unfunded deferred compensation account (the "Account") on July 12, 2007, in each case provided that You have not revoked your Release.  As of the last day of each calendar quarter thereafter, the balance credited to the Account shall be credited with interest at an annualized rate equal to the Bank's weighted average cost of funds for such quarter, as determined by the Bank for financial reporting purposes, until December 31, 2007.  The balance credited to the Account shall be distributed in a single lump sum payment on January 1, 2008.  Notwithstanding anything herein contained to the contrary:  (i) in the event of Your death before the Account has been fully distributed, the remaining balance credited to the Account shall be distributed to the beneficiary designated by You (or if no such beneficiary has been designated, to your estate) (the "Beneficiary") as of the first day of the calendar quarter following the quarter in which your death occurs. and (ii) in the event a change in control (within the meaning of section 409A of the Code) occurs with respect to the Bank or the Company before the Account has been fully distributed, the remaining balance credited to the Account shall be distributed on the first day of the first calendar quarter to begin after the change in control occurs.  You may designate a Beneficiary, and change or revoke a prior designation, given prior to Your death by written notice to the Bank given in such form and manner as the Bank may prescribe.  If You designate more than one Beneficiary, each shall have an equal share of any payment to which a Beneficiary may be entitled, unless expressly stated to the contrary in the designation of the Beneficiary.  If you and a Beneficiary die in circumstances which cause the Bank to be uncertain which shall have been the first to die, You shall be deemed to have survived the Beneficiary.

           (b)           Group Health Benefits.

(i)           If you will be age 55 or older on December 31, 2007, You will be eligible to continue the coverage in effect for you on the Termination Date under the Company’s basic group health plan.  This coverage may continue through December 31, 2014 or, if earlier and to the extent permitted by law, the last day of the earliest month in which you and your spouse are eligible for coverage under Medicare or the group health plan of a new employer (the “Continuation Period”).  The type of coverage in effect for You is Family Coverage;  This coverage continuation applies only to basic group health plan benefits and not to ancillary benefits such as dental or vision insurance.

(ii)           During the portion of the Continuation Period that precedes January 1, 2010, the Company will contribute the same percentage of the premium cost of your coverage that it currently pays; provided, however, that the Company will not pay more than the monthly dollar amount that it currently pays toward your coverage.  This dollar amount is Nine Hundred Eighty-seven Dollars and Fifty-seven Cents ($987.57) (the “Premium Share”).  To continue your coverage You must pay any difference between the monthly premium cost and the Premium Share.  You will be responsible for the full premium cost of coverage after December 31, 2009.

(iii)           If you do not have coverage under  the company’s group benefit plan, or if you elect not to receive coverage under this Paragraph (b), the Company will make an additional lump sum payment to you in the amount of Twenty Thousand Dollars ($20,000) at the same time that it pays You the Cash Incentive Payment.

(c)           Outplacement.  You may avail yourself of outplacement/career counseling through a service selected by the Company for the period beginning upon accepting the exit package and continuing through December 31, 2007.

All such compensation and benefits shall be subject to deductions for applicable federal, state and local withholding taxes. The lump sum payment to be made on July 12, 2007 is intended to be treated as separation pay due to participation in a window program under section 1.409A-1(b)(9)(iii) of the Treasury Regulations.  As such, it is anticipated that this lump sum payment does not provide for a deferral of compensation and is excepted from the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).    The lump sum payment to be made on January 1, 2008 is intended to be treated as deferred compensation that complies with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including the requirement under section 409A(a)(2)(B)(i) of the Code that deferred compensation payable on account of “separation from service” may not be distributed to a “specified employee” earlier than the date which is six months after the date of “separation from service.”  The Group Health Benefits are intended to be treated as medical benefits under section  1.409A(b)(9)(v)(B) of the Treasury Regulations that are not subject to the requirements of 409A of the Code.

4.  You acknowledge that:

(a)  in the absence of this Agreement, You are not contractually entitled to severance benefits or termination pay under any contract, plan program or arrangement of the Company.

(b)  the payments and benefits provided in Section 3 of this Agreement are contingent on and in consideration for the Employment Release Agreement to be provided by the Company on the Termination and are in addition to what You are otherwise entitled from the Company (“Additional Benefits”);

(c)  You have been advised to consult an attorney before signing this Agreement and have been afforded the opportunity to do so;

(d)  You have had the opportunity to consider this Agreement for at least 60 days;

(e)  You have read this Agreement in its entirety, understand its terms, and knowingly and voluntarily consent to its terms and conditions.

5.           You will not, at any time during the one-year period beginning on the Termination Date, knowingly solicit or assist any other person in soliciting any employee of the Company for employment by You or any other person.

6.           You will not, at any time during the one-year period beginning on the Termination Date, knowingly solicit or assist any other persons in soliciting business in competition with the Company from any customer of the Company with whom you had personal contact during the final two (2) years of your employment with the Company.

7.           Unless You obtain the prior written consent of the Company, You shall keep confidential and shall refrain from using for the benefit of Yourself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information (including but not limited to client lists) obtained from the Company, or from its parent or subsidiaries, in the course of Your employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of Your own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this Section 7 shall prevent You, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

8.           This Agreement constitutes the entire understanding between the parties, and supersedes any and all prior understandings and agreements between the parties.

9.           The parties acknowledge that no representations, promises, consideration or inducements have been made by the Company to You other than what is contained in this Agreement.

10.           This Agreement may not be modified except by a writing signed by all parties.

11.           The parties acknowledge that this Agreement does not constitute or imply any admission of liability by the Company.

12.           If any provision in this Agreement is declared or determined by any court to be illegal, void, or unenforceable, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair, the enforceability or validity of any other provisions in this Agreement.

13.           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

14.           This Agreement may not be revoked after You have signed it and delivered it to the Company.

15.           If you will be age 55 or older on December 31, 2007 and are covered under our group health plan, please check one of the following boxes:

■           Continued coverage under Paragraph 3(b) of this Agreement.

☐           Additional cash payment in lieu of continued group heath coverage

In Witness Whereof, the parties hereto have executed this Agreement on the day and year first herein written.

 STATE BANK OF LONG ISLAND

/s/ Daniel T. Rowe                                                                                 By  /s/ Mary E. Durkin

Employee Signature                                                                                              Name:  Mary E. Durkin

  Title:  Director of H/R

Daniel T. Rowe

5/31/07                                                                                                    5/31/07

Date of Signature                                                                                  Date of Delivery of Signed Agreement

EXHIBIT C

RELEASE

This RELEASE (referred to below as the “Release”) is made and entered into by Daniel T. Rowe (referred to below as “You”) in favor of State Bank of Long Island (referred to below as the “Company”) and certain other parties (collectively referred to below as the “Releasees”).

PRELIMINARY STATEMENT

Your employment with the Company is terminating under the terms of an Employment Termination Agreement between You and the Company.  The Company is prepared to pay You severance benefits, but will do so only if You give up Your rights to bring or participate in certain types of lawsuits.  By signing this Release, You will give up those rights, and the Company will pay You severance benefits.  This Release was given to You on or before April 2, 2007 (the “Date of Receipt”).  This Release will be of no force or effect unless it is properly signed and returned to the Company on June 29, 2007.

YOU SHOULD THOROUGHLY REVIEW AND UNDERSTAND THE TERMS, CONDITIONS AND EFFECT OF THIS RELEASE.  THEREFORE, YOU HAVE UNTIL 5:30 P.M. ON JUNE 29, 2007 TO CONSIDER THIS RELEASE BEFORE SIGNING AND RETURNING IT.  YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY BEFORE YOU SIGN.

RELEASE

1.  You, on behalf of Yourself and also on behalf of any other person or persons claiming or deriving a right from You, unconditionally and irrevocably forever release and discharge the Company, its owners, agents, servants, employees, directors, officers, affiliates and/or subsidiaries, and any shareholders, agents, servants, employees, directors and officers of the Company's affiliates and/or subsidiaries, and their respective heirs, successors or assigns (the “Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, actions, demands, debts, costs, expenses, damages, injuries or causes of action (“Claims”) which You now have, or ever have had, arising out of Your employment by, or termination of employment with, the Company, up to and including the date on which You sign this Release, whether arising in equity or pursuant to any law, rule or regulation, including any Claims of which You are not aware or do not suspect to exist as of the date on which You sign this Release.

2.  The release contained in Section 1 of this Release includes, but is not limited to, any Claims that You (or any person or persons claiming or deriving a right from You) may have based on discrimination due to age, race, sex, religion or national origin, or any other claims pursuant to the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Family and Medical Leave Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, Executive Orders Nos. 11246 and 11141, the New York Human Rights Law, the New York Equal Pay Law, the New York Equal Rights Law, and any other federal, state or local statute, rule, constitutional provision, regulation, ordinance or common law, including, but not limited to, those for wrongful discharge, fraud, intentional or negligent infliction of emotional distress and breach of any expressed or implied covenant of good faith and fair dealing, and including but not limited to, any Claims for recovery of attorney's fees.  YOU UNDERSTAND THAT BY SIGNING THIS RELEASE, YOU ARE GIVING UP ALL RIGHTS AGAINST THE RELEASEES THAT YOU HAVE UNDER THESE AND OTHER SIMILAR LAWS.

3.           This Release does not apply to Your rights under the Employment Termination Agreement.

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4.           You acknowledge that:

(a)             the payments and benefits provided in the Employment Termination Agreement are in consideration for the release contained herein and are in addition to what You are otherwise entitled from the Company (“Additional Benefits”);

(b)             You have been advised to consult an attorney before signing this Release and have been afforded the opportunity to do so;

(c)             You have had the opportunity to consider this Release for at least forty-five (45) days;

(d)             You have read this Release in its entirety, understand its terms, and knowingly and voluntarily consent to its terms and conditions;

(e)             You have been provided with information  including the titles and ages of all employees of the Company and its parents and subsidiaries and an indication whether each is eligible for participation in the program under which Your employment is terminating; and

(f)             the releases made by You in Sections 1 and 2 of this Release are made knowingly and voluntarily, and without coercion by the Company or any of the Releasees.

5.           The parties acknowledge that no representations, promises, consideration or inducements have been made by the Company or by any of the Releasees to You other than what is contained in this Release and the Employment Termination Agreement.

6.           This Release may not be modified except by a writing signed by all parties.

7.           The parties acknowledge that this Release does not constitute or imply any admission of liability by the Company, or by any of the Releasees, to You or to anyone deriving or claiming a right through You or on Your behalf.

8.           If any provision in this Release is declared or determined by any court to be illegal, void, or unenforceable, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair, the enforceability or validity of any other provisions in this Release.

9.           This Release may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10.           The parties acknowledge that this Release will be effective only if it is properly signed and returned to the Company on June 29, 2007 and it becomes irrevocable.  This Release is revocable until 5:30 p.m. on July 9, 2007.  To revoke this Release, You must notify the Company in writing, delivered personally or by facsimile, addressed as follows:  State Bank of Long Island, 699 Hillside Avenue, New Hyde Park, New York  11040, Attention: Mary Durkin, facsimile:  (516) 437-1032.  If you do not give a timely notice, the Release will become irrevocable at 5:30 p.m. on July 9, 2007.  No payments or benefit will be provided under the Employment Termination Agreement until this Release has become irrevocable.  Any payments or benefits that otherwise become due prior to the effective date of this Release shall be paid or provided as soon as practicable after the effective date.

In Witness Whereof, You have executed this Release on June 29, 2007.

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STATE BANK OF LONG ISLAND

/s/ Daniel T. Rowe                                                                By  /s/ Mary E. Durkin

Employee Signature                                                                          Name:  Mary E. Durkin

              Title:  Director of H/R

6/29/07                                                                                    6/29/07

Date of Signature                                                                  Date of Delivery of Signed Release

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